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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-05927, 333-22201, 333-31858,
333-86432, 333-99161, 333-108759 and 333-115511) and S-8 (Registration Nos.
333-75957, 333-90933 and 333-9916) of The Med-Design Corporation of our report dated June 14, 2004 relating to the financial statements of Luther Needlesafe Products, Inc., which appears in this Form 8-K. We also consent to the references to us under the headings "Experts" in Exhibit 99.3 which appears in this Form 8-K.

Moss Adams LLP

Irvine, California
June 15, 2004